UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 14, 2009

U.S. Canadian Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25523	33-08843633
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1280 Alexandria Court
McCarran, Nevada  89434

(Address of Principal Executive Officers)   (Zip Code)

Registrant's telephone number, including area code:       775-343-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item numbers to insert in file

Section 8 - Other Events
8.01	Other Events

On August 12, 2009 the Securities Exchange Commission (the “Commission”) issued an Order of Suspension of Trading (the “Order”) in relation to U.S. Canadian Minerals, Inc. (the “Company”). The Order is effective for the period from 9:30am EDT on August 12, 2009, through 11:59pm on August 25, 2009 and the Order specifically cites the Commission’s concern that there is a lack of current and accurate information regarding the securities of the Company. The Order indicates that “questions have been raised about the accuracy and adequacy of publically disseminated information concerning, among other things, U.S. Canadian Mineral’s liabilities, share issuances, recent merger transaction, business prospects and recently acquired purported assets” and concludes that the Order has therefore been issued pursuant to section 12(k) of the Securities Exchange Act of 1934 with a view to the protection of investors and the public interest.

The Company has retained counsel to assist management in effectively addressing the concerns of the Commission and to assist in facilitating as speedy as resolution as possible to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2009	By: /s/ Thomas E. Barton Chown
President